                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          REPUBLIC BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO THE STOCKHOLDERS
OF REPUBLIC BANCSHARES, INC.:


         You are cordially invited to attend the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company"). The 2001 Annual Meeting will be held at The Hilton Hotel, 333 1st Street South, St. Petersburg, Florida 33701, on April 24, 2001. A continental breakfast will be served at 8:30 a.m., local time, and official business will be conducted starting at 9:00 a.m.

         At the 2001 Annual Meeting, you will be asked to consider and vote upon (i) the election of eight directors to serve until the 2002 Annual Meeting of Stockholders, (ii) the ratification of Arthur Andersen LLP, as the independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 2000, and (iii) such other business as may properly come before the 2001 Annual Meeting or any adjournment thereof.

         ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 2001 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the 2001 Annual Meeting.

         If you have any questions about the enclosed Proxy Statement or the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 please let us hear from you.


                                        Sincerely,


                                        /s/ William R. Hough
                                        ------------------------------------
                                        William R. Hough
                                        Chairman of the Board of the Company

                           REPUBLIC BANCSHARES, INC.
                            111 SECOND AVENUE, N.E.
                         ST. PETERSBURG, FLORIDA 33701
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company") will be held at The Hilton Hotel, 333 1st Street South, St. Petersburg, Florida 33701, on April 24, 2001, at
9:00 a.m., local time (the "2001 Annual Meeting"), for the following purposes:

         1. ELECT DIRECTORS. To consider and vote upon the election of eight (8) directors to serve until the Company's 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. RATIFY APPOINTMENT OF ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 2001;

         3. OTHER BUSINESS. To transact such other business as may properly come before the 2001 Annual Meeting or any adjournment thereof.

         Only stockholders of record of the Company at the close of business on February 28, 2001, are entitled to receive notice of and vote at the meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 2001 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 2001 Annual Meeting.

                                    By Order of the Board of Directors

                                    Christopher M. Hunter
                                    Secretary

March 19th, 2001

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING. IF YOU ATTEND THE 2001 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                           REPUBLIC BANCSHARES, INC.
                          TO BE HELD ON APRIL 24, 2001

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to the stockholders of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), in connection with the Company's solicitation of Proxies from holders of the outstanding shares of the Company's $2.00 par value common stock (the "Common Stock") and $20.00 par value noncumulative convertible perpetual preferred stock (the "Preferred Stock") for use at the Annual Meeting of Stockholders of the Company to be held on April 24, 2001, or any adjournment thereof (the "2001 Annual Meeting"). The 2001 Annual Meeting is being held to consider and vote upon (i) the election of eight directors to serve until the Annual Meeting of Stockholders of the Company in 2002 (the "2002 Annual Meeting") and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Arthur Andersen LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank (the "Bank"), for the fiscal year ending December 31, 2001, and
(iii) such other business as may come properly before the 2001 Annual Meeting. We know of no business that will be presented for consideration at the 2001 Annual Meeting other than the matters described in this Proxy Statement.

         Our principal executive offices are located at 111 Second Avenue, N.E., St. Petersburg, Florida 33701. Our telephone number at such offices is
(727) 823-7300.

         This Proxy Statement is dated March 19th, 2001, and is first being mailed to the stockholders of the Company on or about March 26th, 2001

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

         We have fixed the close of business on February 28, 2001, as the record date for the determination of the Company stockholders entitled to receive notice of and vote at the 2001 Annual Meeting. At the close of business on February 28, 2001, there were 10,555,989 shares of Common Stock issued and outstanding. Also at the close of business on such date there were 75,000 shares of Preferred Stock issued and outstanding. For information with respect to stockholders who owned more than 5% of the outstanding Common Stock, as well as the ownership of Common and Preferred Stock by the directors and executive officers of the Company on December 31, 2000, see "Principal Stockholders" and "Security Ownership of Management." Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 2001 Annual Meeting for each share of the Common Stock held of record at the close of business February 28, 2001. Holders of Preferred Stock are entitled to ten votes on each matter considered and voted upon at the 2001 Annual Meeting for each share of Preferred Stock held of record at the close of business February 28, 2001, and will vote with the holders of Common Stock on all matters to be voted on at the 2001 Annual Meeting.

         Shares of the Common and Preferred Stock represented by a properly executed Proxy, if we receive the Proxy in time and it is not revoked, will be voted at the 2001 Annual Meeting in accordance with the instructions indicated in such Proxy. IF A STOCKHOLDER DOES NOT INDICATE HOW HIS OR HER SHARES SHOULD BE VOTED, THE SHARES REPRESENTED BY THE PROPERLY COMPLETED PROXY WILL BE VOTED IN FAVOR OF PROPOSALS ONE AND TWO DISCUSSED BELOW. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR CONSIDERATION, THE PERSONS NAMED AS PROXIES AND ACTING THEREUNDER WILL HAVE THE DISCRETION TO VOTE ON THOSE MATTERS ACCORDING TO THEIR BEST JUDGMENT. AS OF THE DATE OF THIS PROXY STATEMENT, THE COMPANY DOES NOT ANTICIPATE THAT ANY OTHER BUSINESS WILL BE RAISED AT THE 2001 ANNUAL MEETING.

         In determining whether a quorum exists at the 2001 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. The number of votes required for all matters to be considered and voted upon by the stockholders at the 2001 Annual Meeting is a majority of the shares of stock represented and entitled to vote at the 2001 Annual Meeting, at which a quorum is present. Consequently, with respect to such proposals, abstentions will be counted as part of the base number of votes to be used in determining if a quorum is present at the meeting and the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote "against" such proposal. Conversely, broker non-votes will not be counted for purposes of determining whether a quorum is present and will have no effect on the vote with respect to such proposals.

         A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 2001 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) voting in person at the 2001 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Republic Bancshares, Inc., 111 Second Avenue, N.E., St. Petersburg, Florida 33701, Attention: Christopher M. Hunter, Secretary.

         OUR 2000 ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS. COPIES WILL BE PROVIDED WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED. SUCH REQUEST SHOULD BE ADDRESSED AS FOLLOWS: REPUBLIC BANCSHARES, INC., 111 SECOND AVENUE, N.E., ST. PETERSBURG,FLORIDA 33701,
ATTENTION: CHRISTOPHER M. HUNTER, SECRETARY.

PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

         The 2001 Annual Meeting is being held, in part, to elect eight (8) directors of the Company to serve one-year terms of office. Our bylaws currently provide that the Board of Directors will consist of not less than five and not more than 25 directors, without any division of the Board into classes. Our Board of Directors currently has seven members. We have nominated one additional person, Adelaide A. Sink, currently a director of the Bank, to our Board of Directors.

         All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

         The affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote at the 2001 Annual Meeting, at which a quorum is present, is required for the election of the nominees listed below to serve as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE EIGHT NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

         The following table sets forth the name and age of each of our current directors who is standing for re-election as well as one additional nominee, Adelaide A. Sink; a description of his or her positions and offices with the Bank and the Company (other than as director), if any; and a brief description of his or her principal occupation and business experience during at least the last five years. Except for Adelaide A. Sink, who has been nominated for election to our Board of Directors in 2001, William C. Ballard, who was elected to our Board of Directors in 1999, and Messrs. Thayer and Klich, who were elected in 2000 to our Board of Directors, all of the nominees became directors of the Company when it was organized in November 1995. All of the nominees presently serve as directors of the Bank. Each director of the Company will continue in office until the 2002 Annual Meeting and until his successor is elected or qualified. For information concerning membership on committees of the Board of Directors, see "Proposal One -- Election of Directors -- Information about the Board of Directors and its Committees."

NAME, AGE AND YEAR                  PRINCIPAL OCCUPATION
FIRST ELECTED A DIRECTOR            DURING PAST FIVE YEARS
------------------------            ----------------------

William C. Ballard, 63              Partner, Vice President and Treasurer of Fisher and Sauls, P.A., a law firm, since
Director Since: 1999                1979; Trustee and former Chairman of Childrens Health Systems, Inc., a Florida non-profit corporation and parent company of All Childrens Hospital since 1991.

Marla Hough, 43                     President of Hough Engineering, Inc., an engineering consulting firm, Bradenton,
Director Since: 1995                Florida from March 1997, Vice President of Bishop & Associates, Bradenton, Florida,
                                    an engineering, planning and surveying firm, from 1992 to February 1997.


NAME, AGE AND YEAR                  PRINCIPAL OCCUPATION
FIRST ELECTED A DIRECTOR            DURING PAST FIVE YEARS
------------------------            ----------------------

William R. Hough, 74                Chairman of the Company since July 23, 1999. President of William R. Hough & Co.,
Director Since: 1995                St. Petersburg, Florida, an investment banking firm specializing in state, county and municipal bonds, since 1962;  Chairman and Director of WRH Income Properties, Inc. and its
                                    subsidiaries, St. Petersburg, Florida, since May 1993; Director of F.F.O. Financial Group,
                                    Inc., Kissimmee, Florida, from September 1993 to September 1997; President of Royal Palm
                                    Center II, Inc., Port Charlotte, Florida, since September 1991.

William R. Klich, 56                Director of the Bank, President and Chief Executive  Officer of the Company and the Bank
Director Since: 2000                since March 15, 2000; Chairman and CEO of Sun Bank/Gulf Coast from 1996 to March, 2000;
                                    regional corporate banking executive of SunTrust Bank of Florida from 1993 to 1996;
                                    President and CEO of Coast Bank, Sarasota, Florida from 1990 to 1993 when acquired by
                                    SunTrust Bank of Florida.

Alfred T. May, 63                   President of the Bank from December 10, 1998 to March 15, 2000; Chairman of the Company from
Director Since: 1995                April 1, 1999 to July 23, 1999; Chairman of the Bank since April 1, 1999; President and Chief Executive Officer of the Company from April 1, 1999 to March 15, 2000; Director and
                                    Chairman of the Board of F.F.O. Financial Group Inc. and its subsidiary, First Federal Savings
                                    & Loan of Osceola County, St. Cloud, Florida, from September 1993 to September 1997.

William J. Morrison, 68             President of William J. Morrison & Company,  P.A., Tampa, Florida, a certified public accounting
Director Since: 1995                firm, since June 1, 1995; President of Morrison & Delarbre, P.A., a certified public accounting firm, from June 1, 1974 to May 31, 1995.

Adelaide A. Sink, 52                Director of the Bank since March, 2001; President, Florida Banking Group, Bank of
Nominee to the Board                America, from June, 1998 until June, 2000; President, Private Banking, Nationsbank of Florida, from January, 1998 until June, 1998; President, Florida Banking, Nationsbank of
                                    Florida, from November, 1993 until January, 1998; Director of Sykes Enterprises.

Charles J. Thayer, 57               Director of the Bank since September, 1999; Chairman and Managing Director of
Director Since: 2000                Chartwell Capital, Ltd., a private NASD member investment firm, since 1989; Advisory
                                    Director of the Louisville Community Development Bank, Louisville, Kentucky; Board of
                                    Directors of Cogeneration Corporation of America, Minneapolis, Minnesota, from April 1996, until the sale of the company in December 1999; Board of Directors of Sunbeam Corporation from
                                    October 1990 until April 1997, serving as Chairman of the Board and interim Chief Executive
                                    Officer from January 1993 until August 1993 and as Vice Chairman from April 1996 until August
                                    1996; Trustee of Cystic Fibrosis Foundation since 1980 and currently Vice Chairman of the
                                    Foundation and Chairman of the Board of Cystic Fibrosis Services.

DIRECTOR COMPENSATION

         All of our directors, as well as the nominee Ms. Sink, are currently directors of the Bank. The Bank pays each director, other than directors who are also executive officers or employees, a directors' fee of $1,000 for attendance at Board meetings ($500 when attendance is by telephone) and $400 for each committee meeting attended ($300 when held on same day of a Board meeting). Directors who are also executive officers or employees of the Bank receive no Board or committee fees. During 2000, directors who were not also executive officers or employees of the Bank, were granted non-qualified stock options to purchase an aggregate of 20,000 shares of the Company's Common Stock at its then-current market value. Our directors receive no other compensation than as described above.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Our Board of Directors held 13 meetings during 2000, and the Board of Directors of the Bank held 14 meetings in 2000. During 2000, all of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors of the Bank and the Company and the committees of the Board on which they served.

         The Bank's Board of Directors presently has three standing committees: the Loan, Compensation and Audit Committees. Information regarding the functions of those committees, their membership and the number of meetings held during 2000 follows:

         (i) The Loan Committee meets periodically to review and approve loans and other extensions of credit, the amounts of which exceed specified limits as set forth in the Bank's Credit Administration Policy. During 2000, the Loan Committee held 41 meetings. The members of the Loan Committee are Messrs. Morrison (Chairman), Klich, May, Hough, Ballard and Ms. Hough.

         (ii) The Compensation Committee reviews and approves proposed direct compensation of officers, approves major incentive plans and benefit plans for the Bank, grants stock options and other awards under plans, reviews certain promotions, and reviews the Bank's compensation and benefits policy generally. During 2000, the Compensation Committee held 2 meetings. The members of the Compensation Committee are Messrs. Hough (Chairman), Morrison, and Ballard and Ms. Hough.

         (iii) The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent public accountants of the Company and the Bank for the next year, reviews the plan for the audit engagement, examines the audit of the Company and the Bank as prepared by the independent public accountants, generally reviews financial reporting procedures, determines whether the Company and the Bank are in sound and solvent condition, and periodically reports to the Board on the financial condition of the Company and the Bank. During 2000, the Audit Committee held 4 meetings. The members of the Audit Committee are Messrs. Morrison (Chairman), Ballard, Thayer and Ms. Hough.

AUDIT FEES

         Audit and quarterly review fees billed to the Company and Bank by Arthur Andersen LLP with respect to the fiscal 2000 financial statements were $245,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No services were performed by, or fees incurred to, Arthur Andersen LLP in connection with financial information systems design and implementation projects for fiscal 2000.

ALL OTHER FEES

         All other fees billed by Arthur Andersen LLP with respect to fiscal 2000 were $42,000 This included fees for employee benefit plan audits, certain tax return reviews, consents and agreed upon procedures.

         The Audit Committee determined that the provision of services described above under "All Other Fees" is compatible with maintaining Arthur Andersen's independence.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Bank's Board of Directors is composed of four non-employee Directors and operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are "independent directors" as that term is defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

         Management is responsible for the Company's and the Bank's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

         The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

/s/ William J. Morrison        /s/  Marla Hough        /s/  William C. Ballard
/s/ Charles J. Thayer

SENIOR EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The following list sets forth the name and age of each senior executive officer of the Bank and all positions held by each such officer in the Bank (and the period each such position has been held), a brief account of each such officer's business experience, and certain other information. Our executive officers are William R. Hough, who serves as Chairman of the Board of the Company, William R. Klich, who serves as President and Chief Executive Officer of the Company and the Bank, and William R. Falzone, who is the Company's Treasurer and Vice President. Mr. Hough is not employed by the Bank. Information regarding Mr. Klich and Mr. Falzone is provided in the list of executive officers of the Bank below.

         William R. Klich (56) - Director of the Bank, President and Chief Executive Officer of the Company and the Bank since March 15, 2000; Chairman and CEO of Sun Bank/Gulf Coast from 1993 to March, 2000; regional corporate banking executive of SunTrust Bank of Florida from 1993 to 1996; CEO of Coast Bank, F.S.B. from 1990 to 1993. He has more than 30 years of commercial banking experience.

         Alfred T. May (63) - Mr. May, until the hiring of Mr. Klich as President and Chief Executive Officer on March 15, 2000, served as Chief Executive Officer since April 1999 and President since December 1998. Mr. May formerly served as Director and Chairman of the Board with FFO and its subsidiary First Federal Savings and Loan of Osceola County, and President of Mid-State Federal Savings Bank. Mr. May has more than 40 years experience in the banking industry.

         William R. Falzone (53) - Mr. Falzone has served as our Treasurer since March 1996 and Executive Vice President and Chief Financial Officer of the Bank since February 1994. He was employed at Florida Federal Savings Bank from 1983 through 1991 where he served as Director of Financial Services. Before joining the Company, he was a Senior Consultant for Stogniew and Associates, a nationwide consulting firm. He has more than 25 years of banking experience and is a certified public accountant.

         E. Carl Goff (48) - Executive Vice President and Commercial Real Estate Manager, Mr. Goff joined Republic Bank in April 2000 as Senior Vice President of Commercial Real Estate. He has over 18 years of commercial real estate lending experience. Mr. Goff previously served Barnett and SunTrust Banks.

         Jon D. Harkins (53) - Mr. Harkins has served as Executive Vice President and Corporate/Commercial Manager since September 2000. He joined us from First Union National Bank where he served in various lending and management positions for 25 years. Most recently, he served as Area President for Polk, Pasco and Highland Counties in Florida.

         Mauro A. Harto (40) - Executive Vice President of the Bank and Residential Lending Manager since May 2000. Mr. Harto formerly was with SunTrust Bank in Sarasota from 1995 to 2000 where he served as Executive Vice President/Residential Lending Division Manager. He has over 15 years experience in all areas of mortgage production and mortgage operations.

         Christopher M. Hunter (50) - Mr. Hunter has served as our Secretary since our inception in November 1995 and has served as Senior Vice President and General Counsel of the Bank since March 1995. Mr. Hunter has been a member of the Florida Bar for 18 years working primarily with financial institutions. Mr. Hunter formerly served as Corporate Counsel for Florida Federal Savings Bank, staff counsel with the Resolution Trust Corporation, and general partner of Stock, Gouze & Hunter, P.A.

         Timothy J. Little (40) - Executive Vice President and Chief Credit Officer since September 2000. Mr. Little was Executive Vice President and West Coast Executive/Corporate Services for Huntington National Bank for two and one-half years. Previously, Mr. Little held numerous management, lending and credit administration positions with Barnett Bank for 12 years.

         Rita J. Lowman (47) - Executive Vice President and Retail Line of Business Manager, has served in her present position with us since November 2000. Ms. Lowman joined Bank of America in 1985 and held various line, administrative and managerial positions including most recently, Consumer Executive/Senior Vice President of Southwest Florida.

EXECUTIVE COMPENSATION

         Set forth below are certain data and information in regard to the compensation and benefits provided to the two chief executive officers and other executive officers of the Company and the Bank in 2000, including the three other most highly compensated executive officers other than the chief executive officers whose annual salaries and bonuses exceeded $100,000 during 2000 and two additional officers whose annual salaries and bonuses exceeded $100,000 during 2000 but who were no longer executive officers at the end of the last completed fiscal year (collectively, these officers and the chief executive officers are referred to as the "named executive officers"). The named executive officers of the Company do not receive compensation other than that paid by the Bank; accordingly, the only executive compensation information provided for the named executive officers is compensation paid to them by the Bank. The disclosure requirements for the named executive officers include the use of tables and other textual descriptions that together show the total cash and other compensation received by the named executive officers for the periods indicated. During 2000, there were five named executive officers in addition to two chief executive officers whose annual salary and bonuses exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

The table below sets forth certain elements of compensation for the named executive officers for 1998 through 2000.


                                                                                        Long-Term Compensation
                                         Annual Compensation                                Awards Payouts
--------------------------------------------------------------------------------------------------------------------------
        (a)                    (b)        (c)        (d)           (e)             (f)         (g)        (h)      (i)
--------------------------------------------------------------------------------------------------------------------------
      Name and                                                                  Restricted  Securities    LTIP   All Other
 Principal Positions                              Incentive                       Stock     Underlying    Pay-    Compen-
(with the Bank, unless                   Salary     Awards        Other          Award(s)     Options/    outs    sation
 otherwise indicated)          Year       ($)        ($)           ($)             ($)        SARs(#)     ($)      ($)
--------------------------------------------------------------------------------------------------------------------------
William R. Klich               2000     200,000    100,000(1)         --            --       10,300        --    3,109(2)
Chief Executive Officer        1999          --         --            --            --           --        --       --
and President from             1998          --         --            --            --           --        --       --
March 15, 2000
--------------------------------------------------------------------------------------------------------------------------
Alfred T. May                  2000      73,846         --            --            --        4,000        --    1,587(2)
Chief Executive Officer        1999     104,608         --            --            --       30,000        --      900(2)
And President                  1998       4,154         --            --            --           --        --       --
To March 15, 2000
--------------------------------------------------------------------------------------------------------------------------
William R. Falzone             2000     138,531     25,000(1)         --            --        1,000        --    3,013(2)
Chief  Financial               1999     125,446     28,704(1)         --            --       18,000        --    1,713(2)
Officer and Executive          1998     120,305     12,000(1)         --            --        2,000        --    4,029(2)
Vice President
--------------------------------------------------------------------------------------------------------------------------
Fred Hemmer(5)                 2000     135,731          0       195,000(3)         --           --        --    3,342(2)
Chief Lending Officer          1999     176,200     44,000(1)         --            --       20,900        --    2,500(2)
And Senior Executive           1998     135,175     33,317(1)     74,531(4)         --        4,900        --    5,445(2)
Vice President in
Charge of Corporate
Banking and Special
Assets
--------------------------------------------------------------------------------------------------------------------------
Mauro Harto                    2000      73,846     20,000(1)     20,000(6)         --        3,500        --      275(2)
Executive Vice President       1999          --         --            --            --           --        --       --
And Residential Lending        1998          --         --            --            --           --        --       --
Manager
--------------------------------------------------------------------------------------------------------------------------
Kathleen Reinagel(7)           2000     114,615     16,000(1)         --            --        1,000        --    2,372(2)
Senior Vice President and      1999      90,408     19,950(1)         --            --        7,800        --    1,467(2)
Deputy Chief Credit Officer    1998      80,000      8,000(1)         --            --        1,800        --    2,284(2)
--------------------------------------------------------------------------------------------------------------------------
Christopher M. Hunter          2000      99,712      9,000(1)         --            --          750        --    1,715(2)
Senior Vice President and      1999      85,266     16,150(1)         --            --       15,500        --    1,328(2)
General Counsel                1998      74,960     14,165(4)         --            --        1,300        --    2,475(2)

(1) Bonuses for 2000, 1999 and 1998 were paid in January 2001, 2000 and 1999, respectively.

(2) Represents matching contributions by the Company pursuant to the Republic Bank Employee Savings Plan and Trust and premiums paid on Group Term Life.

(3) Represents separation compensation, paid in January 2001, in lieu of contractual severance benefits.

(4) Represents the dollar value of the difference between the price paid in the exercise of stock options and the fair market value at the date of purchase.

(5)      Mr. Hemmer's employment with Republic Bank ended in September 2000.

(6)      Represents a sign on bonus.

(7) Ms. Reinagel, although still an officer of the Bank, is no longer a member of executive management.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information about option awards made to the named executive officers during 2000.


                                                                                              Potential realizable value at assumed
                                                                                                  annual rates of stock price
                                      Individual Grants                                            appreciation for option term
--------------------------------------------------------------------------------------------------------------------------------
          (a)                         (b)            (c)             (d)          (e)                (f)               (g)
--------------------------------------------------------------------------------------------------------------------------------
                                   Number of
                                   Securities   % of Total
                                   Underlying    Options/
                                  Options/SARs   SARs Granted    Exercise or
                                  Granted (#)    to Employees    Base Price    Expiration
         Name                         (1)       in Fiscal Year    ($/Share)       Date             5% ($)(2)         10% ($)(2)
--------------------------------------------------------------------------------------------------------------------------------
   William R. Klich                    50,000                        15.61     02/28/2010           490,695            1,243,518
                                       50,000                        12.61     02/28/2010           379,381              961,425

                                        3,000                        10.88     05/16/2010            20,518               51,996
                                        -----                                                        ------               ------
         Total                        103,000      46.6%                                            890,593            2,256,939
--------------------------------------------------------------------------------------------------------------------------------
Alfred T. May                           4,000       1.8%            $10.88     05/16/2010            27,357               69,328


--------------------------------------------------------------------------------------------------------------------------------
William R. Falzone                      1,000       0.5%            $10.88     05/16/2010             6,839               17,332
--------------------------------------------------------------------------------------------------------------------------------
Fred Hemmer                             2,450(3)    1.1%            $10.88                               --                   --
--------------------------------------------------------------------------------------------------------------------------------
Mauro Harto                             3,500       1.6%            $10.88     05/16/2010            23,937               60,662
--------------------------------------------------------------------------------------------------------------------------------
Kathleen Reinagel                       1,000       0.5%            $10.88     05/16/2010             6,839               17,332
--------------------------------------------------------------------------------------------------------------------------------
Christopher M. Hunter                     750       0.3%            $10.88     05/16/2010             5,129               12,999
--------------------------------------------------------------------------------------------------------------------------------

(1) Twenty percent of the shares of Common Stock covered by options granted in 2000 were exercisable immediately, with an additional 20% becoming exercisable each year for the next four years on the anniversary date of the grant and full vesting occurring on the fourth anniversary date.

(2) The potential realizable value of grant options, assuming that the market price of Common Stock appreciates in value from the date of grant of the option term at either a 5% (column (f)) or 10% (column
         (g)) annualized rate. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(3)      Mr. Hemmer's stock options expired in September 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises by the named executive officers during 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Common Stock.


                                                                                                  Value of
                                                                             Number of           Unexercised
                                                                            Unexercised         In-the-Money
                                                                          Options/SARs at      Options/SARs at
                                                                            FY-End (#)           FY-End ($)

                             Shares Acquired       Value Realized           Exercisable/         Exercisable/
Name                           on Exercise            ($)(1)               Unexercisable        Unexercisable
-------------------------------------------------------------------------------------------------------------
William R. Klich                    --               $                        41,200               $
                                                                              61,800               $
-------------------------------------------------------------------------------------------------------------
Alfred T. May                       --               $                        21,600               $
                                                                              17,400
                                                                                                   $
-------------------------------------------------------------------------------------------------------------
William R. Falzone                  --               $                        18,440               $
                                                                               9,760               $
-------------------------------------------------------------------------------------------------------------
Fred Hemmer                         --               $                         1,400               $

                                                                               2,100               $
-------------------------------------------------------------------------------------------------------------
Kathleen Reinagel                   --               $                        10,900               $
                                                                               6,000               $
-------------------------------------------------------------------------------------------------------------
Christopher M. Hunter               --               $                        11,500               $
                                                                               8,230               $

=============================================================================================================


(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

EMPLOYMENT CONTRACTS

     On March 15, 2000, the Company and the Bank entered into an employment agreement with William R. Klich for a 3-year term as President and Chief Executive Officer of the Company and the Bank. Initially, for the year 2000, Mr. Klich received a base annual salary of $250,000 plus an incentive bonus not to exceed 50% of the base salary and a minimum of $75,000 in the first year. For more information on Mr. Klich's salary and bonus in the year 2000, see "Summary of CEO Compensation" below. The contract also provided for a relocation allowance of $41,000 and life insurance and disability benefits. Mr. Klich also received 50,000 incentive stock options and 50,000 non-qualified stock options, each option agreement providing for 20% per year vesting over a period of five years. In the event Mr. Klich is involuntarily terminated within two years after a change in control, which is defined as the transfer within a one week period of more than fifty percent of the outstanding shares of common stock of the Company or the Bank to a person or persons not controlled directly or indirectly by the non-transferring shareholders of the Company or the Bank, he would be entitled to a lump sum equal to three times his annual salary. In addition, Mr. Klich would be entitled to two times his annual salary in the event he voluntarily terminates his employment at least six months and no more than 24 months after a change in control.

         The Bank has also entered into severance agreements with William R. Falzone, Mauro A. Harto, Christopher M. Hunter and Kathleen A. Reinagel. In the event that Mr. Falzone, Mr. Hunter or Ms. Reinagel are involuntarily terminated within two years after a change of control, as defined above, or by March 15th, 2002, Mr. Falzone would be entitled to a lump sum equal to three times his annual salary and Mr. Hunter and Ms. Reinagel would be entitled to a lump sum equal to two times their salary. In addition, Mr. Falzone would be entitled to two times his annual salary and Mr. Hunter and Ms. Reinagel would be entitled to one times their salary in the event they voluntarily terminate their employment on or before March 15, 2002. In the event that Mr. Harto is involuntarily terminated within six months after a change in control, as defined above, he would be entitled to, at the Bank's option, either a lump sum equal to one times his annual salary or a continuation of his base salary for one year.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee") is composed entirely of outside directors who are not, and have never been, officers or employees of the Bank. The Board of Directors of the Bank designates the members and Chairman of such committee.

         COMPENSATION POLICY. The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for our stockholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Bank's operating performance given that achievement of performance objectives over time is the primary determinant of share price. Annually, the Board of Directors of the Bank approves an operating plan for the coming year which sets forth specific financial objectives for the Bank. Throughout the year, management reports to the Board on its progress toward meeting those objectives and the Compensation Committee evaluates management's success in achieving the Bank's overall goals when making its compensation decisions. In 1994, the Board of Directors of the Bank approved the establishment of a Corporate Incentive Program, under which an executive officer's salaries and incentive compensation are determined based on the extent to which both corporate goals and individually measurable objectives for each employee are met. This program reflects a pay-for-performance relationship where a portion of total compensation is at risk.

         The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain the optimum short-term and long-term operating performance for the Bank, to link executive and stockholder interests through equity-based (i.e., stock option) plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         SALARIES. The Compensation Committee reviews the Bank's operating results for the fiscal year, the operating plan for the coming year, and unusual individual accomplishments during the year and also considers economic conditions and other external events that affect the operations of the Bank. Based on this examination, salary guidelines are promulgated for the coming year within the salary structure of the Bank. In 2001, the salary guideline provided for an overall 4% increase over the prior year for all employees.

         The base salary of senior officers is initially determined by evaluating the responsibilities of the position against the competitive market place. The salary structure for executive officers is included in the general salary structure for the Bank. Salary ranges for executive officers are determined with reference to a third-party survey of Florida financial institutions with similar asset size. Salary ranges for other employees are determined by evaluating the employee's level of supervisory authority and technical expertise, among other things, and comparing the employee's function to a survey of similar functions at other financial institutions. The Compensation Committee believes that the Bank's salary range for its employees is comparable to or below that of most comparable sized financial institutions listed on the survey.

         DEDUCTION LIMIT. At this time, because of our compensation levels, we do not appear to be at risk of losing deductions under the recently enacted
Section 162(m) of the Internal Revenue Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly-held companies. As a result, we have not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

         STOCK OPTIONS. Executive officers and other persons designated by the Compensation Committee also are eligible to participate in the Company's 1995 Stock Option Plan. The 1995 Stock Option Plan is intended to assist the Bank in securing and retaining such employees by allowing them to participate in the ownership and growth of the Bank through the granting of stock options and SARs. The granting of options and SARs gives such employees an additional inducement to work for the Bank's success. The Compensation Committee determines the number of option grants made to various employees by evaluating their relative degree of influence over the operations of the Bank and the Bank's results of operations. There is no specific formula that the Compensation Committee uses in determining the officers who will be granted options or the timing and amounts of the options that are granted.

         SUMMARY OF CEO COMPENSATION. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and submits adjustments for approval by the whole committee and for approval by the Board of Directors with any Bank officers serving as directors absent from such deliberations. In determining the compensation paid to the Company's two CEOs in 2000, the Compensation Committee appraised the overall business strategy and management's initiatives to maximize returns to stockholders. In addition, a peer group analysis was performed of comparable-sized financial institutions. During 2000, the compensation paid to Alfred T. May was $75,393. A total of $303,109 of 2000 compensation was paid to William R. Klich subsequent to March 15, 2000, at which time Mr. Klich succeeded Mr. May as President and Chief Executive Officer of the Bank and the Company. This includes an incentive award of $100,000 approved by the Board and based on the year 2000's operating plan and Mr. Klich's employment contract. This was generally consistent with compensation for CEO's of similarly sized financial institutions.

SUMMARY

         In summary, the Bank's overall executive compensation program is designed to reward managers for good individual, Bank and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Bank and stockholder objectives.

/s/ William R. Hough         /s/ William J. Morrison           /s/ Marla Hough
/s/ William C. Ballard


                  [Balance of page intentionally left blank.]

PERFORMANCE GRAPH

         The following graph compares the monthly, cumulative total return on the Common Stock from 1995 through 2000, with that of the Nasdaq stock index, an average all over-the counter stocks, and the Carson Medlin Company's Independent Bank Index, an average of 23 community banks in the southeastern states of the United States based upon stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends. The data was provided by the Carson Medlin Company.


                           REPUBLIC BANCSHARES, INC.
                          FIVE YEAR PERFORMANCE INDEX

                              1995  1996  1997  1998  1999  2000
                              ----  ----  ----  ----  ----  ----
Republic Bancshares, Inc.      100   106   186    92    88    65
Independent Bank Index         100   128   193   204   185   191
NASDAQ Index                   100   123   151   213   395   238

CERTAIN TRANSACTIONS

Certain directors and executive officers of the Company and the Bank, members of their immediate families and entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 2000 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in those transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, have not involved more than the normal risk of collectibility or presented other unfavorable features.

William C. Ballard is a partner in the law firm of Fisher and Sauls, P.A. During 2000, Fisher and Sauls furnished legal services to the Bank on a regular basis. The services involved a variety of commercial real estate, title insurance and litigation matters and the fees charged were at rates normal and customary in the industry. The total fees paid to Fisher and Sauls in 2000 were approximately $177,000.

For additional information about the Company and the Bank's transactions with companies that are affiliates of William R. Hough, a director and Chairman of the Company who is a member of the Bank's Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. William R. Hough, is chairman of the Board, a director and the largest shareholder of the Company. Mr. Hough is also President and the controlling shareholder of William R. Hough & Co. ("WRHC"), a NASD-member investment-banking firm. During 1999, we entered into an agreement with WRHC whereby the firm would act as our agent in open-market purchases and sales of securities. WRHC is compensated under that agreement on a commission basis. During 2000, we purchased $241.3 million and sold $41.4 million of mortgage-backed securities in open-market transactions through WRHC. We also periodically purchase securities from WRHC under agreement to repurchase at a rate based on the prevailing federal funds rate and one-eighth of 1%, per an agreement entered into on August 15, 1995.

On May 17, 2000, we entered into a loan agreement with Mr. William R. Hough, individually, to borrow up to $2.0 million on an unsecured, revolving line of credit basis. The full amount of that line was drawn in the second quarter of 2000. On September 14, 2000, an additional loan agreement was entered into with Mr. Hough to borrow up to $1.5 million. The full amount of that line was drawn in the third quarter of 2000. The proceeds were used for holding company debt service. Interest on these loans is at a variable rate, changing daily, and equal to the Citibank, N.A., New York Base Rate (the "Index") plus .50%. The rate at December 31, 2000 was 10.0% per annum. The loans have been amended to extend repayment of all outstanding principal on October 1, 2002. In addition, we are obligated to pay regular monthly payments of all accrued unpaid interest due.

WRHC offers sales of insurance and mutual fund products and investment advisory services on our premises. We are paid 50% of the net profits earned from sales of investment products on our premises. The Company fee income earned from this relationship was $250,400 during 2000.

                                  PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors, has appointed Arthur Andersen LLP, independent certified public accountants, as independent accountants for the Company and the Bank for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. Arthur Andersen LLP, has served as independent accountants for the Bank since 1980 and for the Company since 1996. Arthur Andersen LLP, has advised us that neither the firm nor any of its partners has any direct or material interest in the Company except as our auditors and independent certified public accountants.

         A representative of Arthur Andersen LLP, is expected to attend the 2001 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of Arthur Andersen LLP, also is expected to be available to respond to appropriate questions from stockholders.

         The affirmative vote of the holders of a majority of the shares of stock represented at the 2001 Annual Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen LLP, as independent public accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                   [Balance of page intentionally left blank]

                             PRINCIPAL STOCKHOLDERS

         The following table lists, as of January 31, 2001, each holder of record of the Common Stock (including shares of common stock to be acquired upon conversion of the Preferred Stock) who is known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.


         NAME AND ADDRESS                            AMOUNT AND NATURE OF          PERCENTAGE
         OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)         OF CLASS
         ------------------------------------------------------------------------------------
         William R. Hough                                4,366,321 (2)(3)            35.1%
         William R. Hough & Company
         100 Second Avenue South
         Suite 800
         St. Petersburg, Florida  33701
         ------------------------------------------------------------------------------------
         A group consisting of the following             1,400,757 (4)               11.3%
         individuals:
         George P. Bauer
         Thomas B. Hunter, III
         Richard D. Michaels
         Adeline S. Morrison
         Harold H. Morrison
         Helen H. Morrison
         Lois L. Morrison
         Margot M. Brinley
         Amy M. Heinrich
         Harrison I. Steans
         Heather A. Steans
         Jennifer W. Steans
         Robin M. Steans
         Duncan M. Toll

         ------------------------------------------------------------------------------------
         Dimensional Fund Advisors, Inc.                   641,948                    5.2%
         ====================================================================================

(1) Information relating to beneficial ownership of the Common Stock by the individuals listed above is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of the Common Stock listed.

(2) Includes 600,000 shares that could be acquired upon conversion of the Preferred Stock, 302,222 shares that may be acquired upon conversion of subordinated debts and 5,600 shares that may be acquired by exercise of options exercisable within 60 days.

(3) This beneficial ownership does not include 277,632 shares of the Common Stock, 150,000 of which could be acquired within 60 days upon conversion of the Preferred Stock, owned by the adult children of Mr. Hough, whose holdings are not deemed to be beneficially owned by Mr. Hough under the applicable SEC regulatory definition and as to which Mr. Hough disclaims any beneficial ownership.

(4) Includes 44,444 shares that may be acquired upon conversion of subordinated debt.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table lists, as of March 20, 2001, the amount and percentage of Common Stock held by each individual director of the Company (including shares of Common Stock that could be acquired upon conversion of the Preferred Stock) as well as the amount and percentage held by the named executive officers of the Bank, and the directors and executive officers of the Bank as a group.


                                                         AMOUNT AND NATURE OF           PERCENTAGE
NAME OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP(1)          OF CLASS
------------------------                                -----------------------          --------

William C. Ballard                                             16,400(3)                   (2)
William R. Falzone                                             27,640(4)                   (2)
Mauro Harto                                                     1,400(5)                   (2)
Fred Hemmer                                                     9,181(6)                   (2)
Marla Hough                                                    14,600(7)                   (2)
William R. Hough                                            4,366,321(8)                  35.1
Christopher M. Hunter                                          11,825(9)                   (2)
William R. Klich                                               44,200(10)                  (2)
Alfred T. May                                                 121,044(11)                  (2)
William J. Morrison                                            89,028(12)                  (2)
Kathleen Reinagel                                              11,900(13)                  (2)
Adelaide S. Sink                                                    0
Charles J. Thayer                                              22,100(14)                  (2)

All directors and                                          4, 720,648(15)                 37.9%
Principal officers
as a group (15 persons)

---------

(1) Information relating to beneficial ownership of Common Stock by management is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under
         Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of Common Stock listed.

(2) The Common Stock beneficially owned constitutes less than 1.0% of the shares outstanding as of February 28, 2001.

(3) Includes 4,600 shares that may be acquired by exercise of options exercisable within sixty (60) days.

(4) Includes 18,440 shares that may be acquired by exercise of options exercisable within 60 days.

(5) Includes 1,400 shares that may be acquired by exercise of options exercisable within 60 days.

(6) Includes 556 shares that may be acquired upon conversion of subordinated debt within 60 days and 1,600 shares held in Mr. Hemmer's individual retirement account.

(8) Includes 13,600 shares that may be acquired by exercise of options exercisable within 60 days.

(8) Includes 5,600 shares that may be acquired by exercise of options, 600,000 shares that could be acquired upon conversion of the Company's Preferred Stock and 302,200 that could be acquired upon conversion of subordinated debt within 60 days.

(9) Includes 11,500 shares that may be acquired by exercise of options exercisable within sixty (60) days.

(10) Includes 41,200 shares that may be acquired by exercise of options exercisable within 60 days.

(11) Includes 21,600 shares that may be acquired by exercise of options and 19,444 shares that could be acquired upon conversion of subordinated debt within 60 days.

(12) Includes 72,600 shares held in a trust for which trust Mr. Morrison serves as trustee, and 8,600 shares that may be acquired by exercise of options exercisable within 60 days.

(13) Includes 10,900 shares that may be acquired by exercise of options exercisable within sixty (60) days.

(14) Includes 2,100 shares that may be acquired by exercise of options exercisable within 60 days.

(15) Includes an aggregate of 308,557 shares that may be acquired by exercise of options and 833,334 shares that could be acquired upon conversion of subordinated debt exercisable within 60 days.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act generally requires our executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company's review of beneficial ownership forms filed with it pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, indicates that during 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten percent stockholders were complied with.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

         Proposals from our stockholders intended to be presented at the 2002 Annual Meeting must be received by us at our principal executive offices on or before November 15, 2001, in order to be included in our Proxy Statement and form of Proxy relating to the 2002 Annual Meeting. All other stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by us at our principal executive offices on or before March 1, 2002.

                               OTHER INFORMATION

PROXY SOLICITATION

         The cost of soliciting Proxies for the 2001 Annual Meeting will be paid by us. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, we will be contacting brokers, dealers, banks or voting trustees or their nominees, who can be identified as record holders of the Company stock. Such holders, after inquiry by us, will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and we will reimburse them for the expense of mailing proxy materials and 2000 Annual Reports to such persons.

                                  APPENDIX A




                                 REPUBLIC BANK

                       DIRECTORS' AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of this Charter is to confirm the authority, organization and responsibilities of the Directors' Audit Committee ("Committee") of Republic Bank.

AUTHORITY

The Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the Bank's financial statements, (2) the Bank's compliance with legal and regulatory requirements and (3) the independence and performance of the Bank's internal and external auditors.

The Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The outside auditor is ultimately accountable to the Board of Directors and the Committee as the representatives of the shareholders with ultimate authority and responsibility to select and evaluate, and where appropriate, replace the outside auditor.

ORGANIZATION

1.       The Committee shall be comprised of a minimum of three (3) members.

2. Committee members shall meet the experience requirements as established by the SEC, NASDAQ and FDIC:

         - Committee members shall be financially literate. Members must be able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement.

         - At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a CEO, CFO or other senior officer with financial oversight responsibilities.

3. Committee members are to be independent. The following relationships violate independence:

         - Being employed by the bank or its affiliates in the current or past three years.

         - Accepting any compensation from the bank or its affiliates in excess of $60,000 during the previous fiscal year (excluding Board service, retirement benefit plans, or non-discretionary compensation).

         - Having an immediate family member who is, or has been in the last three years, employed by the bank or its affiliates as an executive officer.

         - Serving as a consultant, advisor, underwriter or legal counsel to the bank or its affiliates.

         - Being a partner, controlling shareholder, or an executive officer of any for-profit business to which the bank or it affiliates made, or from which it received, payments that exceed 5% of the organization's consolidated interest income for that year, or $200,000, whichever is more, in the past three years.

         - Being employed as an executive of another corporation where any of the bank or its affiliates executives serve on that corporation's compensation committee.

         - Owning assets representing 10% or more of any outstanding class of voting securities.

4. Under exceptional and limited circumstances, one non-independent director may be able to serve on the Committee, provided that the Board of Directors determines it to be in the best interests of the corporation and its shareholders. In this situation, the Board will disclose the reasons for the determination in its next annual proxy statement. Current employees and officers, or their immediate family members may not serve on the Committee under this exception.

5. The Board of Directors shall be responsible for appointing, ratifying and removing members of the Committee. On an annual basis, the Board will elect a chairperson from among the Committee members to serve in that capacity for at least one year or until a new chairperson is elected.

RESPONSIBILITIES

The Directors' Audit Committee shall:

1. Review and reassess the charter on an annual basis and submit the charter to the Board for final approval.

2. Meet periodically with management to review the company's major financial risks and the steps taken by management to monitor and control such exposures.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

6. Review the adequacy of the Company's overall control environment. The Committee shall consider the views of management, auditors, and other appropriate parties with regards to management's attitudes about controls, key policy matters, internal communication and the adequacy of management and audit committee information. In addition, the Committee shall focus on the timeliness of financial and other information presented to management and the Board and consider the timeliness and adequacy of management's response to important internal/external auditor control recommendations.

7.       Recommend to the Board the appointment of the independent auditor.

8.       Approve the fees to be paid to the independent auditor.

9. Receive periodic reports, and in formal written form at least annually, from the independent auditor regarding the auditor's independence and all relationships between the auditor and the Company. Discuss such reports with the auditors and, if needed, recommend that the Board take appropriate action to oversee the independence of the auditor.

10. Meet with the independent auditor prior to the start of fieldwork to discuss the audit plan, scope of fieldwork and staffing.

11.      Review with the independent auditor:

a) Any difficulties encountered during the fieldwork, including any restrictions on the audit scope or access to required information.

b)       Any changes required in the planned scope of the audit.

c)       The internal audit department responsibilities, budget and staffing.

12. Review the independent auditor's management letter and the Company's responses to the letter.

13. Review the appointment of and, if deemed necessary by the Committee, the replacement of the Director of Internal Audit.

14. Review significant internal audit reports and management's responses to audit findings.

15. Meet at least semi-annually with the Chief Financial Officer, the Director Internal Audit and the independent auditor in separate executive sessions.

16. Review with the General Counsel any legal matters which may have a material effect on the financial statements, the Company's compliance policies and any material reports or inquiries received from the received from the regulators or government agencies.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics.

18. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. The proxy statement should disclose that (1) the Committee has reviewed and discussed the financial statements with management, (2) the Committee has discussed the items required by SAS 61 with the independent auditors, and (3) the Committee has received the written report from auditors required by ISB 1 and discussed auditor's independence. In addition, the proxy statement will disclose whether the Committee has a written charter and file a copy of the charter every three years.

19. Recommend to the Board whether financial statements should be included in the Annual Report on Form 10-K.

20. Obtain the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

                                REVOCABLE PROXY

                           REPUBLIC BANCSHARES, INC.

                           -------------------------

                    PROXY SOLICITED BY AND ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2001


You hereby appoint William R. Hough and William J. Morrison, or either of them, with individual power of substitution, Proxies to vote all shares of the Common or Series A Preferred Stock of Republic Bancshares, Inc. (the "Company") which you are entitled to vote at the Annual Meeting of Stockholders to be held at The Hilton Hotel, 333 1st Street South, St. Petersburg, Florida 33701, on April 24, 2001, at 9:00 a.m., local time, or any adjournment thereof.

ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED ON THIS CARD, THE SHARES WILL BE VOTED FOR PROPOSALS I AND
II. IF ANY OTHER BUSINESS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES AND ACTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS ACCORDING TO THEIR BEST JUDGMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS I AND II

I. Election of Directors: Authority for the election of seven directors to serve until the 2002 Annual Meeting of Stockholders: William C. Ballard; Marla Hough; William R. Hough; William R. Klich, Alfred T. May; William J. Morrison; Adelaide A. Sink; and Charles J. Thayer.

FOR                                 AGAINST                              ABSTAIN

         INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

         -----------------------------------------------------------------------
                                    WITHHELD

II. Ratifying the appointment of Arthur Andersen LLP, as independent accountants for the Company and Republic Bank for the fiscal year ending December 31, 2000.

FOR                                 AGAINST                              ABSTAIN

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:
      -----------------------

                                         ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Signature if held jointly

         (PLEASE MARK, SIGN ABOVE, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED)